UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[  ] Definitive Information Statement

FINDEX.COM, INC.

(Name of Registrant as Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration No.:

3)	Filing Party:

4)	Date Filed:

FINDEX.COM, INC.
4437 SOUTH 134th STREET
OMAHA, NE 68137

May 16, 2011

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To Our Stockholders:

The Information Statement enclosed herewith has been filed with Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to holders of shares of common stock, par value $.001 per share (the “Common Stock”), of Findex.com, Inc. (the “Company,” “we” or “us”). The purpose of the Information Statement is to notify our stockholders that, on May __, 2011 (the “Record Date”), we obtained the prior approval, by way of written consent in lieu of a meeting, from certain of our principal stockholders holding 37,520,760 shares of Common Stock, representing approximately 54% of our total issued and outstanding Common Stock, authorizing resolutions as to the following:

▪
Consummate the sale of the QuickVerse Product Line to WORDsearch Corp., L.L.C. a Delaware limited liability company (“WORDsearch) under agreed basic terms in relation to a form of agreement reflecting the contemplated transaction (“Asset Sale Transaction”),

▪	Finalize, execute and deliver the agreed upon terms with WORDsearch on a definitive sale and purchase agreement (“Software Product Line Purchase Agreement”) for the QuickVerse Product Line; and
▪
Authorize our Board of Director’s, at their discretion, to effect one or more reverse stock-splits of all of the then issued and outstanding shares of the Company’s common stock at any time prior to April 30, 2016.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of, or persons otherwise able to direct the vote of, a majority of the outstanding shares of our Common Stock. You are urged to read the Information Statement in its entirety. However, no action is required on your part in connection with this document. No meeting of our stockholders will be held or proxies requested for these matters since they have already been consented to by a majority stockholders, acting by written consent in lieu of a meeting, in their capacity as holders of a majority of the outstanding shares of our Common Stock.

Under Rule 14c-2(b) of the Exchange Act, the resolutions described in the Information Statement may be effected no earlier than 20 calendar days after we have mailed the Information Statement to our stockholders. The record date established by the Company for purposes of determining the number of issued and outstanding shares of Common Stock, and thus voting power, was May __, 2011.

The Information Statement is being mailed on or about May __, 2011to our stockholders of record on the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Thank you for your continued support.

Sincerely,

/s/ Steven Malone
Steven Malone
President and Chief Executive Officer

FINDEX.COM, INC.
4437 SOUTH 134th STREET
OMAHA, NE 68137

SCHEDULE 14(C) INFORMATION STATEMENT
(PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934
 AND RULE 14C-2 THEREUNDER)

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed or otherwise furnished to you by the board of directors (the “Board of Directors”) of Findex.com, Inc. (the “Company” “we” or “us”) to inform you that the Company has obtained the prior approval, by way of written consent in lieu of a meeting, of certain of our principal stockholders holding 37,520,760 shares of our common stock, par value $.001 per share (the “Common Stock”), as of May __, 2011 (the “Record Date”), representing approximately 54% of our then total issued and outstanding Common Stock, authorizing resolutions as to the following:

▪
Consummate the sale of the QuickVerse Product Line to WORDsearch Corp., L.L.C. a Delaware limited liability company (“WORDsearch) under agreed basic terms in relation to a form of agreement reflecting the contemplated transaction (“Asset Sale Transaction”),

▪	Finalize, execute and deliver the agreed upon terms with WORDsearch on a definitive sale and purchase agreement (“Software Product Line Purchase Agreement”) for the QuickVerse Product Line; and
▪
Authorize our Board of Director’s, at their discretion, to effect one or more reverse stock-splits of all of the then issued and outstanding shares of the Company’s common stock at any time prior to April 30, 2016.

Our Board of Directors approved all of the foregoing actions by unanimous written consent on February 10, 2011 and recommended that such resolutions be submitted as required under Article VIII of our Articles of Incorporation for stockholder approval.

Accordingly, all necessary corporate approvals in connection with such actions have been duly obtained and this Information Statement is being furnished solely for the purpose of informing the stockholders of the Company, in the manner prescribed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect. No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the Nevada Revised Statutes (the “Nevada Statutes”) are afforded to our stockholders as a result of the adoption of these resolutions.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS
IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

All holders of our Common Stock as of the close of business on the Record Date are entitled to notice and receipt of this Information Statement. The resolutions described in the Information Statement may be effected no earlier than 20 calendar days after we have mailed the Information Statement to our stockholders. This Information Statement is first being mailed or furnished to the stockholders of the Company on or about May __, 2011.

The Company will pay all expenses in connection with the preparing, printing and mailing of this Information Statement.

GENERAL INFORMATION

WHAT ARE STOCKHOLDERS BEING ASKED TO APPROVE?

Stockholders are not being asked to approve anything. To the extent required, stockholder approval of the actions discussed herein has already been obtained. This Information Statement is being provided to you only for purposes of informing you of what has already been approved.

WHAT ACTION HAS ALREADY BEEN APPROVED?

Each of the following:

▪
Consummate the sale of the QuickVerse Product Line to WORDsearch Corp., L.L.C. a Delaware limited liability company (“WORDsearch) under agreed basic terms in relation to a form of agreement reflecting the contemplated transaction (“Asset Sale Transaction”),

▪	Finalize, execute and deliver the agreed upon terms with WORDsearch on a definitive sale and purchase agreement (“Software Product Line Purchase Agreement”) for the QuickVerse Product Line; and

▪
Authorize our Board of Director’s, at their discretion, to effect one or more reverse stock-splits of all of the then issued and outstanding shares of the Company’s common stock at any time prior to April 30, 2016.

HOW CAN STOCKHOLDER APPROVAL ALREADY HAVE BEEN OBTAINED IF STOCKHOLDERS WERE NOT YET INVITED TO VOTE AND NO STOCKHOLDERS’ MEETING HAS BEED HELD?

Section 78.320 of the Nevada Statutes provides that, unless prohibited under a company’s articles of incorporation or bylaws, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a written consent thereto is obtained by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. In accordance with Article VIII of our Articles of Incorporation, any action to be taken by way of written consent of our stockholders, however, requires that it first be approved by our Board of Directors.

In accordance with the Nevada Statutes and our Articles of Incorporation and Bylaws, all of the corporate action discussed herein requires the affirmative vote of the holders of a majority of our voting power. Each share of our Common Stock entitles the holder to one vote on all matters submitted to the stockholders. We currently have no class of voting stock outstanding other than the Common Stock, and neither our Articles of Incorporation or our Bylaws prohibit stockholder action by way of written consent.

In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the action described herein as early as possible in order to accomplish the purposes as hereafter described, our Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in interest of the Company’s voting stock, which voting stock is comprised solely of the Common Stock. As of May __, 2011 (the “Record Date”), there were 69,161,238 shares of our Common Stock outstanding and no shares of preferred stock outstanding.  Also as of May __, 2011, the written consent of certain of our principal stockholders holding 37,520,760 shares of our common stock, representing approximately 54% of our then total issued and outstanding Common Stock, to each of the above actions has been obtained. Our Board of Directors approved all of the foregoing actions by unanimous written consent (in accordance with Section 78.315 of the Nevada Statutes) on February 10, 2011 and recommended that such resolutions be submitted as required under Article VIII of our Articles of Incorporation for stockholder approval.

As a result of the foregoing, no stockholder vote or meeting is required to approve the action and no proxies will be solicited.

ARE STOCKHOLDER’S ENTITLED TO DISSENTER’S RIGHTS IN CONNECTION WITH THIS ACTION?

No.  The Nevada Statutes do not provide for dissenter’s rights in connection with any of the action taken.

IS THE COMPANY DISTRIBUTING THIS INFORMATION STATEMENT VOLUNTARILY?

No.  Although the Nevada Statutes do not require that notice of action taken by way of written consent of stockholders be provided to non-consenting stockholders, federal securities laws impose very specific requirements for reporting companies. Pursuant to Rule 14C-2 promulgated under the Exchange Act, any stockholder approval of a reporting company which is obtained by written consent cannot take effect until 20 days after an Information Statement conforming to the requirements of Schedule 14C is mailed to stockholders.

DISSENTERS’ RIGHT OF APPRAISAL

Under the Nevada Statues, the stockholders have no dissenters’ rights in connection with any of the actions taken.

INFORMATION RELATING TO SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 16, 2011, the beneficial ownership of the Company’s Common Stock by (i) the only persons who own of record or are known to own, beneficially, more than 5% of the Company’s Common Stock; (ii) each director and executive officer of the Company; and (iii) all directors and officers as a group. Unless otherwise indicated, each such person is believed to have the sole voting and investment power with respect to the shares owned. The address of each person listed is in care of FindEx.com, Inc., 4437 South 134th Street, Omaha, Nebraska 68137.

Name of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)
Steven Malone (2)	5,032,564	7.28%
William Terrill (3)	6,298,906	9.11%
Gordon A. Landies (4)	14,288,607	20.66%
John A. Kuehne (5)	8,573,468	12.40%
William J. Bush (6)	3,327,215	4.81%
All officers and directors as a group (5 persons)	37,520,760	54.26%

(1)	Based upon 69,161,238 shares of common stock issued and outstanding as of May 16, 2011.

(2)	Consists of 4,683,564 shares of common stock directly owned, and 349,000 shares of common stock indirectly owned through spouse.

(3)	Consists of 6,298,906 shares of common stock directly owned.

(4)	Consists of 13,526,190 shares of common stock directly owned, and 400,000 shares of common stock indirectly owned through children.

(5)	Consists of 8,573,468 shares of common stock directly owned.

(6)	Consists of 3,327,215 shares of common stock directly owned.

INFORMATION RELATING TO ACTIONS TAKEN BY OUR BOARD OF DIRECTORS
AND THE CONSENTING STOCKHOLDERS

THE ASSET SALE TRANSACTION

On May 5, 2011, the Company entered into a Software Product Line Purchase Agreement with WORDsearch Corp., L.L.C., a Delaware limited liability company (“WORDSearch”) pursuant to which the Company will sell  a large percentage of its assets and business (the “Asset Sale Transaction”).

WORDsearch produces software and electronic books for the Christian market since 1987. WORDsearch’s principal place of business is located at 3006 Longhorn Blvd #110, Austin, Texas 78758. Its telephone number is (800) 888-9898.

This section of the Information Statement contains a summary description of the material provisions of the Software Product Line Purchase Agreement but does not purport to describe all of the terms thereof.  The summary is qualified in its entirety by reference to the complete text of the Agreement which is attached as Exhibit 10.35.  We urge you to read the full text of the Software Product Line Purchase Agreement because it is a legal document that governs the Asset Sale Transaction.

Assets To Be Sold

Pursuant to the Software Product Line Purchase Agreement, WORDSearch agreed to acquire from us all of the assets associated with our QuickVerse product line (the “QuickVerse Product Line).  The QuickVerse Product Line centers around our industry-leading QuickVerse Bible-study software program, and includes the following software products in all versions and operating environments: Windows®, Macintosh®, Palm and Pocket PC: QuickVerse®, Sermon BuilderTM, Ministry Notebook TM, and Jonah and the WhaleTM.

It accounted for 86% of our aggregate revenues during the year-ended December 31, 2010.

The specific assets to be sold by us to WORDSearch as part of the Asset Sale Transaction will include, among other things, all of the intellectual property rights (including the underlying software source code and registered trade names), contractual rights, tangible assets (including existing product inventories) and other rights associated with the QuickVerse Product Line.

Purchase Price

The purchase price to be paid by WORDSearch at closing consists of $975,000 in cash and the assumption of up to $140,000  of our then-existing liabilities.

Certain Representations & Warranties

The Software Product Line Purchase Agreement contains customary representations and warranties associated with similar asset conveyance transactions, and provides for indemnification by us in an amount not to exceed the purchase price.

Certain covenants on the part of each party have been included in the Software Product Line Purchase Agreement relating to their respective obligations during the period prior to closing of the Asset Sale transaction.  For us, these covenants include, among others, the using of our reasonable efforts to obtain the required consents to the transaction, the conducting of our QuickVerse related business in the ordinary course, and the diligent and consistent application of our reasonable best efforts in good faith to obtain the approval of our stockholders.    For WORDSearch, these covenants include, among others, to use reasonable efforts to obtain all required consents, and to diligently and consistently apply its best efforts in good faith to secure financing from a qualified commercial bank to effect the Asset Sale Transaction as soon as reasonable practicable.

Certain Closing Conditions

Certain closing conditions for each party have been included in the Software Product Line Purchase Agreement.  For us, these conditions include those that are customarily associated with similar asset conveyance transactions.   For WORDSearch, these conditions also include those that are customarily associated with similar asset conveyance transactions but additionally include, among others, the settlement by us on certain aggregate terms of certain existing liabilities, and the obtaining by WORDSearch of financing from a qualified commercial bank to effect the Asset Sale Transaction as soon as reasonable practicable.

Closing

Pursuant to the terms of the Software Product Line Purchase Agreement, the closing of the transaction will not occur after June 30, 2011.

The summary is qualified in its entirety by reference to the complete text of the Software Product Line Purchase Agreement which is attached as Exhibit 10.35.

ADDITIONAL INFORMATION CONCERNING THE ASSET SALE TRANSACTION

REGULATORY MATTERS

No United States Federal or other state regulatory requirements must be complied with or approvals obtained as a condition of the proposed Asset Sale Transaction other than the federal securities laws.

UNITED STATES FEDERAL INCOME TAX CONSEQUENSES OF THE ASSET SALE TRANSACTION

The Asset Sale Transaction will be a taxable transaction with respect to the Company to the extent of any gain that is realized, but not for our stockholders.  It is anticipated that the Company will have sufficient current net operating loss carry-forwards to offset most or all of a gain realized from the Asset Sale Transaction for regular Federal income tax purposes.  However, the Company has not evaluated the book value basis of the assets for purposes of the Asset Sale Transaction and therefore is not able to fully analyze the tax treatment of the transaction to determine if any gain will be realized in the transaction.  Due to inadequate current information with respect to the Company’s tax basis in the assets, the Company is unable to provide additional disclosure in this report with respect to the United States Federal income tax consequences of the Asset Sale Transaction.
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma condensed financial statements are derived from our historical financial statements and give effect to the sale of the QuickVerse Product Line. The unaudited pro forma condensed balance sheet as of December 31, 2010 was prepared as if the sale had occurred as of December 31, 2010 and the unaudited pro forma condensed statement of operations for the twelve months ended December 31, 2010 was prepared as if the sale had occurred on first day of the period presented.

The unaudited pro forma condensed financial statements have been prepared for informational purposes only to show the effect of the removal of the QuickVerse Product Line from the Company on a historical basis. These financial statements do not purport to be indicative of the financial position or operations that would have actually occurred had the sale of the QuickVerse Product Line been completed at those dates, nor do they project expected results of operations or financial position for any future period or date.

The unaudited pro forma condensed financial statements do not reflect any adjustments for projected gains on extinguishment of debts associated with the proceeds from the sale of the QuickVerse Product Line. The final result of this transaction will be the discontinuation of this segment of the Company’s business.

Findex.com, Inc.
PRO FORMA BALANCE SHEET
(Unaudited)

December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$997,027
Accounts receivable, net	32,437
Accounts receivable of discontinued operations, net	76,806
Inventories, net	8,000
Inventories of discontinued operations, net	---
Other current assets	28,417
Total current assets	1,142,687
Property and equipment, net	7,709
Property and equipment of discontinued operations, net	---
Intangible assets, net	115,000
Intangible assets of discontinued operations, net	---
Other assets	36,000
Total assets	$1,301,396

Liabilities and stockholders' equity (deficit)
Current liabilities:
Current portion of term debt	$61,265
Accounts payable, trade	428,723
Accounts payable, related party	75,786
Accrued royalties	951,136
Accrued payroll	110,476
Other current liabilities	178,118
Total current liabilities	1,805,504
Long-term debt, net	---
Deferred income taxes, net	2,400
Commitments and contingencies
Stockholders' equity (deficit):
Preferred stock, $.001 par value
5,000,000 shares authorized
-0- shares issued and outstanding	---
Common stock, $.001 par value
120,000,000 shares authorized,
67,349,153 shares issued and outstanding	67,349
Paid-in capital	7,988,833
Retained (deficit)	(8,562,690)
Total stockholders' equity (deficit)	(506,508)
Total liabilities and stockholders' equity (deficit)	$1,301,396

Findex.com, Inc.
PRO FORMA INCOME STATEMENT
(Unaudited)

Twelve Months Ended
December 31,
2010

Revenues, net of reserves and allowances	$213,946
Cost of sales	42,184
Gross profit	171,762
Operating expenses:
Sales and marketing	14,160
General and administrative	438,931
Total operating expenses	453,091
Loss from operations	(281,329)
Other income (expenses), net	1,434
Loss from continuing operations before income taxes	(279,895)
Income taxes	---
Net loss from continuing operations	(279,895)
Discontinued Operations:
Gain on sale of software product line	975,000
Loss on intangible assets of discontinued operations	(8,679)
Loss on inventories of discontinued operations	(56,662)
Amortization of intangible assets of discontinued operations	(278,390)
Income from discontinued operations	631,269
Net income	$351,374

    OUR BOARD OF DIRECTORS AND THE STOCKHOLDERS HOLDING A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF THE COMMON STOCK OF THE COMPANY HAVE APPROVED THE ASSET PURCHASE TRANSACTION.

REVERSE STOCK-SPLIT

This section of the Information Statement describes the purpose and effects of a reverse stock-split of the Company’s outstanding common shares. The timing of one or more reverse stock-splits and the reverse stock-splits fraction shall be determined by the Board of Directors at some point during the period extending for up to sixty (60) months or April 30, 2016.

PURPOSES OF THE REVERSE STOCK-SPLIT

The Board believes that the Company’s outstanding common shares may need to be reduced in order that the Company have a capital structure that (i) enables it to achieve a higher per share market price, thereby increasing its reportable per share earnings if and when it becomes profitable, as well as to be able to report other per share market metrics at correspondingly higher levels, (ii) more favorably positions it to enter into potential financing and/or business combination transactions with a minimum of complexity, (iii) enables it to have a total number of shares outstanding that is more consistent with what the Company believes the public securities markets generally associate with well-managed public companies comparable to the Company in terms of market capitalizations, shareholders’ equity, operations, and potential earnings and free cash flow, and (iv) positions the Company more favorable to attract potential interest from institutional investors, many of which are subject to restrictions on investments in lower-priced securities.

The Board has been granted the authority to effect one or more reverse stock-splits of all of the then issued and outstanding shares of the Company’s common stock. If and when the Board deem it appropriate and advisable for the Company at any time prior to April 30, 2016, any such reverse stock-split to be effectuated on the basis of a fractional ratio at either end of, or within, the range extending from 1-for-10, at one end, to 1-for-100, on the other end, as determined in the discretion of the Company’s Board; provided, however, that (i) the Board be under no obligation to effect any reverse stock-spit as may be authorized hereinafter by the stockholders, and (ii) in the event that the Board shall effect any such reverse stock-split, the total number of shares of the Company’s common stock then authorized shall remain unchanged.

EFFECTS OF REVERSE STOCK-SPLIT

Following the effectiveness, if any, of a reverse stock-split, current stockholders shall be issued fewer shares of common stock, with such number of shares dependent on the reverse ratio ratified by the Board.  For example, if the Board approves of a 1-for-10 reverse stock-split, a stockholder owning 100 shares of common stock prior to such reverse stock-split would hold 10 shares of common stock following such reverse stock-split.  THE HIGHER THE REVERSE RATION (1-FOR-100 BEING HIGHER THAN 1-FOR-10 FOR EXAMPLE), THE GREATER THE REDUCTION OF RELATED SHARES EACH EXISTING STOCKHOLDER, POST REVERSE STOCK-SPLIT, WILL EXPERIENCE.

In deciding whether to implement the reverse stock-spit and the reverse ratio to be used, the Board will consider, among other things, (i) the potential impact and anticipated benefits in the event the Company move toward profitability, (ii) the market price of the Company’s common stock, (iii) the number of shares that will be outstanding after the split, (iv) the stockholders’ equity at such time, (v) the shares of common stock available for issuance in the future, (vi) the liquidity of the common stock in the market, and (vii) the nature of the Company’s operations.  The Board shall maintain the right to elect not to proceed with a reverse stock-split if it determines, in it sole discretion, that this proposal is no longer in the best interests of the Company.  If the Board does not implement a reverse stock-split by April 30, 2016, the authority granted in this proposal to implement the reverse stock-split will terminate.

COMMON STOCK

After the effective date of a reverse stock-split, each stockholder will own less shares of our common stock, but the per-share value of these shares may increase proportionately.  The reverse stock-split would not change the number of authorized shares of common stock designated by our Articles of Incorporation which stands at 120,000,000 shares of common stock and 5,000,000 shares of preferred stock.  Thus, following a reverse stock-split, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for future issuance would effectively increase.  These additional shares of common stock would be available for issuance from time to time for corporate purposes such as, but not limited to, raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for common stock. We believe that the availability of the additional shares may provide the Company with the flexibility to meet our business needs as they arise. If the Company issues additional shares for any purposes, the ownership interest of our current stockholders would be diluted in the same manner as would result from any other share issuance.

The below charts outline the capital structure following a possible reverse stock-split, with individual possible reverse ratios on the low end and the high end accounted for. Note the number of shares disclosed as “Issued and Outstanding” in the below charts account for the number of shares issued and outstanding as of the Record Date.

	Number of shares of Common Stock before 1:10 Reverse Stock-Split	Number of shares of Common Stock after 1:10 Reverse Stock-Split
Authorized	120,000,000	120,000,000
Issued and Outstanding	69,161,238	6,916,123
Reserved for Issuance	---	---
Authorized but Unissued	50,838,762	113,083,877

	Number of shares of Common Stock before 1:100 Reverse Stock-Split	Number of shares of Common Stock after 1:100 Reverse Stock-Split
Authorized	120,000,000	120,000,000
Issued and Outstanding	69,161,238	691,612
Reserved for Issuance	---	---
Authorized but Unissued	50,838,762	119,308,388

FRACTIONAL SHARES

No fractional shares of our common stock will be issued as a result of a reverse stock-split.  In the event the proposed reverse stock-split leaves a stockholder with a fraction of a share, the number of shares due to the stockholder shall be rounded up.  For example, if the proposed reverse stock-split leaves an individual stockholder with one and one half shares, the stockholder will be issued, post proposed reverse stock-split, two whole shares.

TAX CONSEQUENCES TO COMMON STOCKHOLDERS

Each stockholder is strongly urged to consult with a tax adviser to determine the particular federal, state, local or foreign income or other tax consequences to such stockholder related to a reverse stock-split.

TAX CONSEQUENCES FOR THE COMPANY

The Company should not recognize any gain or loss as a result of a reverse stock-split.

OUR BOARD OF DIRECTORS AND THE STOCKHOLDERS HOLDING A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF THE COMMON STOCK OF THE COMPANY HAVE APPROVED THE REVERSE STOCK-SPLIT.

NO ADDITIONAL MATTERS

Except as set forth above, as of the date of this Information Statement, the Board of Directors knows of no other matters other than those described in this Information Statement, which have been approved or considered by the holders of a majority of the shares of our voting stock.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

Only one Information Statement is being delivered to multiple security holders sharing an address. If you are a security holder at a shared address to which a single copy of this Information Statement was delivered, and you desire to obtain a separate copy of the documents delivered, please contact President and Chief Executive Officer, Steven Malone, at the Company.

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith, files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE, Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Commission’s Public Reference Room by calling the Commission at (800) SEC-0330. The Commission also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) may be obtained free of charge.

By Order of the Board of Directors

/s/ Steven Malone
Steven Malone
Chairman, President and Chief Executive Officer

EXHIBITS

Exhibit No.	Description
10.35	Software Product Line Purchase Agreement between FindEx.com, Inc. and WORDsearch Corp., L.L.C. dated May 5, 2011.